CSW International, Inc.
                           Consolidated Balance Sheet
                               December 31, 1997
                                   (Unaudited)

ASSETS                                                         (thousands)
Fixed Assets
       Electric distribution plant                              $1,425,936
       General plant                                               312,650
                                                                ----------
             Total Electric Plant                                1,738,586
       Less - Accumulated depreciation                             638,910
                                                                ----------
             Total Fixed Assets                                  1,099,676

Current Assets
       Cash and cash equivalents                                    46,414
       Short-term investments                                       28,099
       Accounts receivable                                         188,741
       Advances to affiliates                                       82,382
       Inventories                                                  35,337
       Other current assets                                         11,228
                                                                ----------
             Total Current Assets                                  392,201

Other Assets
       Goodwill                                                  1,427,663
       Prepaid benefit costs                                        59,224
       Equity investments and other                                219,809
                                                                ----------
             Total Other Assets                                  1,706,696

             Total Assets                                       $3,198,573
                                                                ==========

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                                     $1
       Paid-in capital                                             829,000
       Retained earnings                                            43,361
       Foreign currency translation and other                       22,495
                                                                ----------
                                                                   894,857
                                                                ----------

       Long-term debt                                            1,087,131

Current Liabilities
       Accounts payable                                            284,395
       Advances from affiliates                                    318,939
       Accrued interest payable                                     27,895
       Loan notes                                                   45,631
       Accrued taxes payable                                       130,002
       Customer prepayments                                         12,825
       Other                                                        22,310
                                                                ----------
                                                                   841,997
Deferred Credits
       Deferred tax liability                                      266,553
       Other                                                       108,035
                                                                ----------
             Total Deferred Credits                                374,588
                                                                ----------

             Total Capitalization and Liabilities               $3,198,573
                                                                ==========